Exhibit 99.1

CERTIFICATE OF MERGER MERGING

BA MERGER SUB, INC.

WITH AND INTO

BIOATLA, INC.

(Pursuant to Section 251 of the

Delaware General Corporation Law)

BioAtla, Inc., a corporation organized and existing under the Delaware General Corporation Law, does hereby certify:

FIRST: The name and state of incorporation of each of the constituent corporations in the merger are:

(i) BA Merger Sub, Inc., which is incorporated under the laws of the State of Delaware; and

(ii) BioAtla, Inc., which is incorporated under the laws of the State of Delaware (the “Company”).

SECOND: An Agreement and Plan of Merger as amended from time to time, including pursuant to Amendment No. 1 to Agreement and Plan of Merger (the “Merger Agreement”), has been approved, adopted, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law (the “DGCL”) and, in the case of BA Merger Sub, Inc., Section 228 of the DGCL.

THIRD: The Company shall be the surviving corporation in the merger, and the name of such surviving corporation shall be BioAtla, Inc.

FOURTH: Upon effectiveness of the merger in accordance with Section 251 of the DGCL, the Amended and Restated Certificate of Incorporation of the Company, as in effect immediately prior to the effectiveness of the merger, shall be the Amended and Restated Certificate of Incorporation of the surviving corporation.

FIFTH: An executed copy of the Merger Agreement between the constituent corporations is on file at an office of the surviving corporation, the address of which is: 11085 Torreyana Road, San Diego, California 92121.

SIXTH: A copy of the Merger Agreement between the constituent corporations will be furnished by the surviving corporation, on request, and without cost, to any stockholder of any constituent corporation.

SEVENTH: This Certificate of Merger shall become effective on April 6, 2026 at 12:01 a.m. Eastern Time.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has caused this Certificate of Merger to be executed by its undersigned duly authorized officer on the date set forth below.

BIOATLA, INC.

By: /s/ Jay M. Short, Ph.D.

Name: Jay M. Short, Ph.D.

Title: Chief Executive Officer

Date of Execution: April 2, 2026